UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)

3000 John Deere Road, Toano, Virginia (Address of principal executive offices)	23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 4, 2015, Lumber Liquidators Holdings, Inc. (the “Company”) issued a press release announcing certain financial and operating results for the quarter ended September 30, 2015. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2015, the Board of Directors of the Company appointed John M. Presley as the Company’s Chief Executive Officer, effective November 16, 2015. Mr. Presley has been a director of the Company since 2006 and has served as the Company’s Chairman since May 2015.

Mr. Presley, age 55, has more than 30 years of leadership experience with significant operational, financial, turnaround and risk management expertise. He has served in numerous senior management roles as a CEO and CFO of public companies, most recently as Chief Executive Officer of First Capital Bancorp since October 2008. During his tenure, First Capital significantly grew its total assets and expanded its branch footprint. Over the course of his career as a banking executive, Mr. Presley has been instrumental in expanding in-store retail branch networks and helped to pioneer the creation of supermarket banking programs across the country.

Mr. Presley will receive a base salary of $625,000 and will not be eligible to earn a bonus for performance in 2015. Beginning in 2016, he will be eligible to participate in the Company’s annual bonus plan for executive management, with a target payout of 100% of his annual base salary, based on the Company’s performance against certain objectives established by the Board of Directors, and subject to the Company’s discretion. The Company will award options to purchase 150,000 shares of the Company’s common stock (the “Options”) pursuant to the 2011 Equity Compensation Plan to Mr. Presley. The Option grants will be made on November 9, 2015, three business days after the public announcement of earnings for the third quarter of 2015, with an exercise price at the higher of the closing price on the day prior to such announcement or the day of the grant. The Options will vest ratably over a three-year period if Mr. Presley is employed by the Company as Chief Executive Officer or serves on the Board of Directors on each anniversary of the grant; however, if Mr. Presley is serving only as a director on a particular anniversary date, only 25% of the unvested Options that otherwise would be eligible to vest on that date may vest and the others will expire. Upon a change of control, 33% of unvested Options will vest and the remaining options will expire. Mr. Presley also will receive severance compensation of 12-months’ salary if he is terminated without cause prior to January 1, 2017 and 6-months’ salary if he is terminated without cause following January 1, 2017. The Company and Mr. Presley expect to enter into an agreement that sets forth these terms.

Thomas D. Sullivan, the Company’s Founder and a director, had been serving as acting chief executive officer of the Company since May 2015. Following the effectiveness of Mr. Presley’s appointment, Mr. Sullivan will continue to serve as a director of the Company and will serve as Special Advisor to the Chief Executive Officer.

A copy of the press release announcing Mr. Presley’s appointment is attached as Exhibit 99.2 to this report and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 2.02 above.

Exhibit No.	Description

99.1	Press Release, dated November 4, 2015, regarding financial results for the quarter ended September 30, 2015.

99.2	Press Release, dated November 4, 2015, regarding appointment of chief executive officer.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC. (Registrant)
Date: November 4, 2015	By:	/s/ E. Livingston B. Haskell
E. Livingston B. Haskell
Secretary and General Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 4, 2015, regarding financial results for the quarter ended September 30, 2015.

99.2	Press Release, dated November 4, 2015, regarding appointment of chief executive officer.